Exhibit 99.1
Frontier Communications
3 High Ridge Park
Stamford, CT 06905
203.614.5600
www.frontier.com

Frontier Communications Reports 2013 First Quarter Results

• Strong new broadband subscriber growth of 28,200; greater than full year 2012
• Residential customer retention improved by 38% quarter over quarter; 57% year over year
• First quarter operating cash flow margin maintained at 47%
• Net expense reductions of $100 million on track for 2013
• Dividend payout ratio of 48%
• 2013 guidance for cash flow, capital expenditures and cash taxes reaffirmed

Stamford, Conn., May 6, 2013 — Frontier Communications Corporation (NASDAQ: FTR) today reported first quarter 2013 revenue of $1,205.4 million, operating income of $250.8 million and net income attributable to common shareholders of Frontier of $48.1 million, or $0.05 per share.

“In the first quarter of 2013 Frontier achieved the strongest rate of broadband net additions since our acquisition of the Verizon properties in July, 2010,” said Maggie Wilderotter, Chairman and CEO of Frontier Communications.  “We accelerated growth every month in the first quarter as we phased out the Apple Gift Card Promotion and replaced it with aggressive bundled price offers for packages and our standalone broadband offering, Simply Broadband.  In addition, our customer retention and sales efforts substantially improved our residential net customer losses by 17,300 from Q4 2012, which improved our rate of loss from 1.5% in Q4 2012 to 1.0% in Q1 2013.  We are maintaining this strong broadband and customer retention momentum into this second quarter through strong sales, continued investments in our network and exceptional customer service.  As a result of these efforts, we expect revenue decline improvements in Q2.  Finally, we are on track to achieve our goal of reduced net operating expenses of $100 million for 2013.”

Revenue for the first quarter of 2013 was $1,205.4 million as compared to $1,232.6 million in the fourth quarter of 2012 and $1,268.1 million in the first quarter of 2012.  The decrease in revenue for the first quarter of 2013 as compared to the first quarter of 2012 is attributable to decreases in voice revenues, and lower switched and nonswitched access revenue, partially offset by an $18.3 million, or 9%, increase in data services revenue.

At March 31, 2013, the Company had approximately 281,100 business customers and 2,859,200 residential customers. During the three months ended March 31, 2013, the Company lost approximately 32,900 customers as compared to 50,400 customers in the three months ended December 31, 2012 and 72,600 customers in the three months ended March 31, 2012. Also, during the most recent quarter, the average monthly business revenue per customer was $644.55, or 4% higher than the first quarter of 2012, and the average monthly residential revenue per customer was $58.82, or 2% higher than the first quarter of 2012.

The Company’s broadband customer net additions were approximately 28,200 during the first quarter of 2013, which was greater than the 23,400 broadband customer net additions for all of 2012. The Company had approximately 1,782,600 broadband customers at March 31, 2013.  The Company added 18,300 video customers during the first quarter of 2013.  The Company had approximately 365,000 video customers at March 31, 2013.

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Network access expenses for the first quarter of 2013 were $109.4 million as compared to $108.5 million in the fourth quarter of 2012 and $115.6 million in the first quarter of 2012. The Company incurred promotion costs of $6.9 million in the first quarter of 2013 and $5.5 million in the fourth quarter of 2012 related to its Apple gift card promotion. Excluding promotion costs, network access expenses in the first quarter of 2013 decreased $12.9 million, or 11%, as compared to the first quarter of 2012.

Other operating expenses for the first quarter of 2013 were $541.5 million as compared to $570.7 million in the fourth quarter of 2012 and $551.6 million in the first quarter of 2012.  Included in other operating expenses were severance costs of $2.4 million in the first quarter of 2013.  Other operating expenses, excluding severance costs, in the first quarter of 2013 were lower than the fourth quarter of 2012 by $14.4 million, primarily due to decreased compensation costs resulting from reduced headcount, lower outside service costs and the absence of storm related costs.

Depreciation and amortization for the first quarter of 2013 was $303.7 million as compared to $304.0 million in the fourth quarter of 2012 and $357.3 million in the first quarter of 2012. Amortization expense decreased by $59.9 million in the first quarter of 2013 as compared to the first quarter of 2012, primarily due to the accelerated amortization in the first quarter of 2012 of certain software licenses, as well as certain other items that were fully amortized in 2012.

Operating income for the first quarter of 2013 was $250.8 million (reflecting lower amortization and other operating expenses, as well as the absence of integration costs, as compared to the first quarter of 2012) and operating income margin was 20.8 percent as compared to operating income of $235.7 million and operating income margin of 19.1 percent in the fourth quarter of 2012 and operating income of $208.5 million and operating income margin of 16.4 percent in the first quarter of 2012.

Excluding adjustments for integration costs and severance costs, operating income and operating income margin would have been $253.2 million and 21.0 percent, respectively, for the three months ended March 31, 2013, $266.5 million and 21.6 percent, respectively, for the three months ended December 31, 2012 and $250.1 million and 19.7 percent, respectively, for the three months ended March 31, 2012.  Operating income, excluding integration costs and severance costs, decreased $13.3 million in the first quarter of 2013 as compared to the fourth quarter of 2012 principally due to lower revenue.

Interest expense for the first quarter of 2013 was $171.4 million as compared to $164.9 million in the first quarter of 2012, a $6.5 million increase, primarily due to higher average debt levels and lower capitalized interest in 2013.  Interest expense in the first quarter of 2013 was $7.5 million lower than the $178.9 million reported in the fourth quarter of 2012, primarily due to lower average debt levels resulting from the retirement of $502.7 million of the Company's 6.25% senior notes that matured on January 15, 2013.

Income tax expense for the first quarter of 2013 was $33.3 million as compared to $18.7 million in the first quarter of 2012, a $14.6 million increase, principally due to higher pretax income.  The Company had an effective tax rate for the first quarter of 2013 and 2012 of 39.6% and 38.0%, respectively.

Net income attributable to common shareholders of Frontier was $48.1 million, or $0.05 per share, in the first quarter of 2013, as compared to $26.8 million, or $0.03 per share, in the first quarter of 2012.  The first quarter of 2013 includes severance costs of $2.4 million, partially offset by an investment gain of $1.3 million (combined impact of $0.7 million after tax).  Excluding the impact of the aforementioned items, non-GAAP adjusted net income attributable to common shareholders of Frontier for the first quarter of 2013 would be $48.8 million, or $0.05 per share, as compared to $52.5 million, or $0.05 per share, in the first quarter of 2012.

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Capital expenditures for Frontier business operations were $189.0 million for the first quarter of 2013 as compared to $208.5 million in the first quarter of 2012.

Operating cash flow, as adjusted and defined by the Company in the attached Schedule A, was $561.9 million for the first quarter of 2013 resulting in an operating cash flow margin of 46.6 percent.  Operating cash flow, as reported, of $554.5 million has been adjusted to exclude $2.4 million of severance costs and $5.0 million of non-cash pension and other postretirement benefit costs.

Free cash flow, as defined by the Company in the attached Schedule A, was $206.2 million for the first quarter of 2013.  The Company’s dividend represents a payout of 48 percent of free cash flow for the first quarter of 2013.

Working Capital
At March 31, 2013, the Company had a working capital surplus of $632.2 million.  On January 15, 2013, the Company retired $502.7 million of our 6.25% senior notes that matured on such date.  The repayment was made with cash available on hand.

Debt Refinancing
On April 10, 2013, the Company completed a registered debt offering of $750.0 million aggregate principal amount of 7.625% senior unsecured notes due 2024, issued at a price of 100% of their principal amount.  The Company received net proceeds of $736.9 million from the offering after deducting underwriting fees.  The Company used the net proceeds from the sale of the notes, together with cash on hand, to finance the cash tender offers discussed below.

Subsequent to March 31, 2013, the Company repurchased, through a cash tender offer and privately negotiated transactions, $906.6 million aggregate principal amount of various senior notes tendered for total consideration of $1,052.4 million, consisting of $194.9 million aggregate principal amount of the 6.625% senior notes due 2015 (the March 2015 Notes); $277.9 million aggregate principal amount of the 7.875% senior notes due 2015 (the April 2015 Notes); and $433.8 million aggregate principal amount of the 8.250% senior notes due 2017 (the 2017 Notes), respectively.

The repurchases of the senior notes resulted in a loss on the early extinguishment of debt of approximately $143.8 million ($89.0 million, or $0.09 per share, after tax), which will be recognized in the second quarter of 2013.  As of April 30, 2013, approximately $105.0 million aggregate principal amount of the March 2015 Notes, $96.9 million aggregate principal amount of the April 2015 Notes and $606.9 million aggregate principal amount of the 2017 Notes remained outstanding.

Renewal of Revolving Credit Facility
On May 3, 2013, the Company entered into a new $750.0 million revolving credit facility that will mature on November 3, 2016.  Upon entering into the new facility, the existing facility was terminated.

Sale of Mohave Partnership Interest
On April 1, 2013, the Company closed on the sale of Mohave Cellular Limited Partnership (Mohave) to Verizon Wireless, and the Company will recognize a gain on sale of approximately $15.3 million before taxes (approximately $9.4 million, or $0.01 per share, after taxes) in the second quarter of 2013.

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2013 Guidance Remains Unchanged
For the full year of 2013, the Company’s expectations for capital expenditures and free cash flow remain unchanged and are within a range of $625 million to $675 million and $825 million to $925 million, respectively.  The Company expects that in 2013, absent any further legislative changes in 2013, its cash taxes guidance remains unchanged and will be in the range of $125 million to $150 million.

Non-GAAP Measures
The Company uses certain non-GAAP financial measures in evaluating its performance. These include non-GAAP adjusted net income attributable to common shareholders of Frontier, free cash flow and operating cash flow.  A reconciliation of the differences between non-GAAP adjusted net income attributable to common shareholders of Frontier, free cash flow and operating cash flow and the most comparable financial measures calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures are by definition not measures of financial performance under GAAP, and are not alternatives to operating income or net income attributable to common shareholders of Frontier as reflected in the statement of operations or to cash flow as reflected in the statement of cash flows, and are not necessarily indicative of cash available to fund all cash flow needs.  The non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

The Company believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) together provide a more comprehensive view of the Company’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) presents measurements that investors and rating agencies have indicated to management are useful to them in assessing the Company and its results of operations.  In addition, the Company believes that non-GAAP adjusted net income attributable to common shareholders of Frontier, free cash flow and operating cash flow, as the Company defines them, can assist in comparing performance from period to period, without taking into account factors affecting operating income or net income attributable to common shareholders of Frontier in the statement of operations, or cash flow reflected in the statement of cash flows, including changes in working capital and the timing of purchases and payments. The Company has shown adjustments to its financial presentations to exclude losses on the early extinguishment of debt, investment gains, discrete tax items, integration costs, severance costs and non-cash pension and other postretirement benefit costs, as disclosed in the attached Schedules A and B, because investors have indicated to management that such adjustments are useful to them in assessing the Company and its results of operations.

Management uses these non-GAAP financial measures to (i) assist in analyzing the Company’s underlying financial performance from period to period, (ii) evaluate the financial performance of its business units, (iii) analyze and evaluate strategic and operational decisions, (iv) establish criteria for compensation decisions, and (v) assist management in understanding the Company’s ability to generate cash flow and, as a result, to plan for future capital and operational decisions.  Management uses these non-GAAP financial measures in conjunction with related GAAP financial measures.

These non-GAAP financial measures have certain shortcomings.  In particular, free cash flow does not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments and dividends are not deducted in determining such measure.  Operating cash flow has similar shortcomings as interest, income taxes, capital expenditures, debt repayments and dividends are not deducted in determining this measure.  Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures.  The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents filed with the U.S. Securities and Exchange Commission.

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Conference Call and Webcast
The Company will host a conference call today at 4:30 P.M. Eastern time.  In connection with the conference call and as a convenience to investors, the Company furnished today on a Current Report on Form 8-K certain materials regarding first quarter 2013 results.  The conference call will be webcast and may be accessed at:

http://investor.frontier.com/eventdetail.cfm?eventid=128130

A telephonic replay of the conference call will be available for one week beginning at 7:30 P.M. Eastern time, Monday, May 6, 2013 via dial-in at 888-203-1112 for U.S. and Canadian callers or, outside the U.S. and Canada, at 719-457-0820, passcode 9321559.  A webcast replay of the call will be available at www.frontier.com/ir.

About Frontier Communications
Frontier Communications Corporation (NASDAQ: FTR) offers broadband, voice, satellite video, wireless Internet data access, data security solutions, bundled offerings and specialized bundles for residential customers, small businesses and home offices, and advanced business communications for medium and large businesses in 27 states.  Frontier’s approximately 14,400 employees are based entirely in the United States.  More information is available at www.frontier.com and www.frontier.com/ir.

Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “believe,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements.  These risks and uncertainties are based on a number of factors, including but not limited to:  the effects of greater than anticipated competition which could require us to implement new pricing, marketing strategies or new product or service offerings and the risk that we will not respond on a timely or profitable basis; reductions in the number of our voice customers that we cannot offset with increases in broadband subscribers and sales of other products and services; the effects of competition from cable, wireless and other wireline carriers; our ability to maintain relationships with customers, employees or suppliers; the effects of ongoing changes in the regulation of the communications industry as a result of federal and state legislation and regulation, or changes in the enforcement or interpretation of such legislation and regulation; the effects of any unfavorable outcome with respect to any current or future legal, governmental or regulatory proceedings, audits or disputes; the effects of changes in the availability of federal and state universal funding to us and our competitors; our ability to adjust successfully to changes in the communications industry and to implement strategies for growth; continued reductions in switched access revenues as a result of regulation, competition or technology substitutions; our ability to effectively manage service quality in our territories and meet mandated service quality metrics; our ability to successfully introduce new product offerings, including our ability to offer bundled service packages on terms that are both profitable to us and attractive to customers; the effects of changes in accounting policies or practices adopted voluntarily or as required by generally accepted accounting principles or regulations; our ability to effectively manage our operations, operating expenses and capital expenditures, and to repay, reduce or refinance our debt; the effects of changes in both general and local economic conditions on the markets that we serve, which can affect demand for our products and services, customer purchasing decisions, collectability of revenues and required levels of capital expenditures related to new construction of residences and businesses; the effects of technological changes and competition on our capital expenditures, products and service offerings, including the lack of assurance that our network improvements in speed and capacity will be sufficient to meet or exceed the capabilities and quality of competing networks; the effects of increased medical, pension and postemployment expenses and related funding requirements; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; our ability to successfully renegotiate union contracts in 2013 and thereafter; changes in pension plan assumptions and/or the value of our pension plan assets, which could require us to make increased contributions to the pension plan in 2013 and beyond; the effects of customer bankruptcies and home foreclosures, which could result in difficulty in collection of revenues and loss of customers; adverse changes in the credit markets or in the ratings given to our debt securities by nationally accredited ratings organizations, which could limit or restrict the availability, or increase the cost, of financing; our cash flow from operations, amount of capital expenditures, debt service requirements, cash paid for income taxes and liquidity may affect our payment of dividends on our common shares; the effects of state regulatory cash management practices that could limit our ability to transfer cash among our subsidiaries or dividend funds up to the parent company; and the effects of severe weather events such as hurricanes, tornadoes, ice storms or other natural or man-made disasters. These and other uncertainties related to our business are described in greater detail in our filings with the Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q, and the foregoing information should be read in conjunction with these filings.  We do not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

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INVESTOR CONTACT:	MEDIA CONTACT:
Luke Szymczak	Brigid Smith
Vice President, Investor Relations	AVP Corporate Communications
(203) 614-5044	(203) 614-5042
luke.szymczak@FTR.com	brigid.smith@FTR.com

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TABLES TO FOLLOW

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Frontier Communications Corporation
Consolidated Financial Data

	For the quarter ended
	March 31,	December 31,	March 31,
(Amounts in thousands, except per share amounts)	2013	2012	2012

Income Statement Data
Revenue	$1,205,396	$1,232,553	$1,268,054

Network access expenses	109,398	108,535	115,569
Other operating expenses (1)	541,499	570,711	551,583
Depreciation and amortization	303,675	304,044	357,300
Integration costs (2)	-	13,533	35,144
Total operating expenses	954,572	996,823	1,059,596

Operating income	250,824	235,730	208,458

Losses on early extinguishment of debt	-	(19,300)	-
Investment and other income, net	4,654	1,138	5,588
Interest expense	171,420	178,881	164,862
Income before income taxes	84,058	38,687	49,184
Income tax expense	33,275	9,488	18,694
Net income (2)	50,783	29,199	30,490
Less: Income attributable to the noncontrolling interest in a
partnership	2,643	4,320	3,722
Net income attributable to common shareholders of Frontier	$48,140	$24,879	$26,768

Weighted average shares outstanding	991,873	991,316	988,873

Basic net income per share attributable to
common shareholders of Frontier (3)	$0.05	$0.02	$0.03

Non-GAAP adjusted net income per share
attributable to common shareholders of Frontier (3) (4)	$0.05	$0.06	$0.05

Capital expenditures - Business operations	$189,009	$177,300	$208,522
Capital expenditures - Integration activities	-	15,329	15,731
Operating cash flow, as adjusted (4)	561,932	574,368	619,834
Free cash flow (4)	206,207	221,984	253,160
Dividends paid	99,812	99,843	99,851
Dividend payout ratio (5)	48%	45%	39%

(1)	Includes severance costs of $2.4 million, $17.2 million and $6.5 million for the quarters ended March 31, 2013, December 31, 2012 and March 31, 2012, respectively.
(2)
Reflects integration costs of $13.5 million ($9.1 million or $0.01 per share after tax) and $35.1 million ($21.7 million or $0.02 per share after tax) for the quarters ended December 31, 2012 and March 31, 2012, respectively.

(3) Calculated based on weighted average shares outstanding.
(4)	Reconciliations to the most comparable GAAP measures are presented in Schedules A and B at the end of these tables.
(5) Represents dividends paid divided by free cash flow, as defined in Schedule A.

Frontier Communications Corporation
Consolidated Financial and Operating Data

	For the quarter ended
	March 31,	December 31,	March 31,
(Amounts in thousands, except operating data)	2013	2012	2012

Selected Income Statement Data
Revenue:
Local and long distance services	$525,944	$542,538	$576,242
Data and internet services	454,836	453,493	443,883
Other	82,358	90,503	90,860
Customer revenue	1,063,138	1,086,534	1,110,985
Switched access and subsidy	142,258	146,019	157,069
Total revenue	$1,205,396	$1,232,553	$1,268,054

Other Financial and Operating Data

Revenue:
Business	$548,340	$564,919	$569,088
Residential	514,798	521,615	541,897
Customer revenue	1,063,138	1,086,534	1,110,985
Switched access and subsidy	142,258	146,019	157,069
Total revenue	$1,205,396	$1,232,553	$1,268,054
Customers	3,140,281	3,173,169	3,341,060
Business customer metrics:
Customers	281,052	286,106	302,142
Revenue	$548,340	$564,919	$569,088
Average monthly business revenue per customer	$644.55	$652.14	$619.88

Residential customer metrics:
Customers	2,859,229	2,887,063	3,038,918
Revenue	$514,798	$521,615	$541,897
Average monthly residential revenue per customer (1)	$58.82	$58.54	$57.83
Customer monthly churn	1.64%	1.62%	1.58%

Employees	14,363	14,659	15,479
Broadband subscribers	1,782,599	1,754,422	1,742,714
Video subscribers (2)	364,961	346,627	309,026
Switched access minutes of use (in millions)	4,290	4,523	4,517

(1)	Calculation excludes the Mohave Cellular Limited Partnership.
(2)
Video subscribers excludes the loss of 203,100 DirecTV subscribers in the third quarter of 2012 as Frontier no longer provides DirecTV as part of its bundled packages. Video subscribers excludes 214,600 DirecTV subscribers as of March 31, 2012.

Note: Prior period revenue and certain operating statistics have been revised from the previously disclosed amounts to reflect the immaterial reclassification of certain revenues and the related impact on average monthly revenue per customer amounts, as summarized in Schedule C. Broadband subscriber counts have also been revised to reflect a one-time opening balance adjustment of 33,139 subscribers.

Frontier Communications Corporation
Condensed Consolidated Balance Sheet Data

(Amounts in thousands)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$875,909	$1,326,532
Accounts receivable, net	480,746	533,704
Restricted cash	22,126	15,408
Other current assets	169,374	211,559
Total current assets	1,548,155	2,087,203

Restricted cash	20,545	27,252
Property, plant and equipment, net	7,417,746	7,504,896
Other assets - principally goodwill	8,023,116	8,114,280
Total assets	$17,009,562	$17,733,631

LIABILITIES AND EQUITY
Current liabilities:
Long-term debt due within one year	$57,899	$560,550
Accounts payable and other current liabilities	858,038	992,970
Total current liabilities	915,937	1,553,520

Deferred income taxes and other liabilities	3,654,514	3,678,893
Long-term debt	8,368,729	8,381,947
Equity	4,070,382	4,119,271
Total liabilities and equity	$17,009,562	$17,733,631

Frontier Communications Corporation
Consolidated Cash Flow Data

(Amounts in thousands)
	For the quarter ended March 31,
	2013	2012

Cash flows provided by (used in) operating activities:
Net income	$50,783	$30,490
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization expense	303,675	357,300
Stock based compensation expense	3,885	3,718
Pension/OPEB costs	5,018	12,403
Other non-cash adjustments	1,710	1,537
Deferred income taxes	(10,133)	15,764
Change in accounts receivable	48,951	59,905
Change in accounts payable and other liabilities	(84,756)	(102,042)
Change in other current assets	40,159	3,438
Net cash provided by operating activities	359,292	382,513

Cash flows provided from (used by) investing activities:
Capital expenditures - Business operations	(189,009)	(208,522)
Capital expenditures - Integration activities	-	(15,731)
Network expansion funded by Connect America Fund	(1,815)	-
Grant funds received for network expansion from Connect
America Fund	5,998	-
Cash transferred from escrow	(11)	5,425
Other assets purchased and distributions received, net	528	(5,918)
Net cash used by investing activities	(184,309)	(224,746)

Cash flows provided from (used by) financing activities:
Long-term debt payments	(517,129)	(14,502)
Dividends paid	(99,812)	(99,851)
Repayment of customer advances for construction,
distributions to noncontrolling interests and other	(7,279)	(3,694)
Net cash used by financing activities	(624,220)	(118,047)

Increase (decrease) in cash and cash equivalents	(449,237)	39,720
Cash reclassed to assets held for sale	(1,386)	-
Cash and cash equivalents at January 1,	1,326,532	326,094

Cash and cash equivalents at March 31,	$875,909	$365,814

Cash paid (received) during the period for:
Interest	$168,095	$118,524
Income taxes (refunds)	$947	$(369)

				Schedule A
Frontier Communications Corporation
Reconciliation of Non-GAAP Financial Measures

		For the quarter ended
		March 31,	December 31,	March 31,
	(Amounts in thousands)	2013	2012	2012

	Operating Income to Adjusted Operating Cash Flow to Free Cash Flow

	Revenue	$1,205,396	$1,232,553	$1,268,054
	Total operating expenses	954,572	996,823	1,059,596
	Operating income	250,824	235,730	208,458

	Depreciation and amortization	303,675	304,044	357,300
	Operating cash flow	554,499	539,774	565,758

	Add back:
	Integration costs	-	13,533	35,144
	Pension/OPEB costs (non-cash) (1)	5,018	3,867	12,403
	Severance costs	2,415	17,194	6,529
	Adjusted operating cash flow	561,932	574,368	619,834

	Add back:
	Interest and dividend income	1,766	594	2,623
	Stock based compensation	3,885	3,825	3,718

	Subtract:
	Cash paid (refunded) for income taxes	947	622	(369)
	Capital expenditures - Business operations (2)	189,009	177,300	208,522
	Interest expense	171,420	178,881	164,862
	Free cash flow	$206,207	$221,984	$253,160

	Operating income margin (Operating income divided by revenue)
	As Reported	20.8%	19.1%	16.4%
	As Adjusted (3)	21.4%	21.9%	20.7%

	Operating cash flow margin (Operating cash flow divided by revenue)
	As Reported	46.0%	43.8%	44.6%
	As Adjusted	46.6%	46.6%	48.9%

(1)
Reflects pension and other postretirement benefit (OPEB) expense, net of capitalized amounts, of $20.5 million, $16.8 million and $15.8 million for the quarters ended March 31, 2013, December 31, 2012 and March 31, 2012, respectively, less cash pension contributions and certain OPEB costs/payments of $15.5 million, $13.0 million and $3.4 million for the quarters ended March 31, 2013, December 31, 2012 and March 31, 2012, respectively.

(2)	Excludes capital expenditures for integration activities.
(3)	Excludes integration costs, pension and other postretirement benefit costs (non-cash) and severance costs.

							Schedule B
	Frontier Communications Corporation
	Reconciliation of Non-GAAP Financial Measures

	(Amounts in thousands, except
	per share amounts)	For the quarter ended
		March 31, 2013		December 31, 2012		March 31, 2012

	Net income attributable to common		Earnings		Earnings		Earnings
	shareholders of Frontier	Net Income	Per Share	Net Income	Per Share	Net Income	Per Share

	GAAP, as reported	$48,140	$0.05	$24,879	$0.02	$26,768	$0.03
	Losses on early extinguishment of debt	-	-	12,120	0.01	-	-
	Gain on investment	(785)	-	-	-	-	-
	Integration costs	-	-	9,067	0.01	21,701	0.02
	Severance costs	1,462	-	11,520	0.01	4,032	-
	Discrete tax items (1)	-	-	361	-	-	-
	Non-GAAP, as adjusted (2)	$48,817	$0.05	$57,947	$0.06	$52,501	$0.05

(1)	Includes the reversal of uncertain tax positions and changes in certain deferred tax balances.
(2)	Non-GAAP, as adjusted may not sum due to rounding.

									Schedule C

Frontier Communications Corporation
Revenue Reclassifications

Prior period revenue and certain operating statistics have been revised from the previously disclosed amounts to reflect the immaterial reclassification of certain revenues and the related impact on average monthly revenue per customer amounts. Broadband subscriber counts have also been revised to reflect a one-time opening balance adjustment of 33,139 subscribers.

(Amounts in millions, except per customer amounts)

For the Quarter Ended:
	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
Revenue
As Reported
Local and long distance services	$542.5	$556.4	$559.8	$572.2	$592.9	$605.6	$617.7	$635.1	$662.1	$688.4
Data and internet services	456.4	461.2	454.7	450.7	464.9	457.9	461.6	458.5	452.8	453.1
Other	92.4	94.9	97.3	96.9	78.4	79.4	85.1	86.8	83.4	93.2
Customer revenue	1,091.4	1,112.5	1,111.9	1,119.7	1,136.1	1,142.9	1,164.4	1,180.5	1,198.3	1,234.7
Switched access and subsidy	141.2	140.0	146.9	148.3	147.0	148.0	157.8	166.2	160.4	168.3
Total revenue	$1,232.6	$1,252.5	$1,258.8	$1,268.1	$1,283.2	$1,290.9	$1,322.3	$1,346.7	$1,358.7	$1,403.0

As Revised
Local and long distance services	$542.5	$561.0	$562.9	$576.2	$597.5	$612.3	$624.4	$642.3	$669.2	$695.5
Data and internet services	453.5	455.8	452.2	443.9	456.1	451.2	454.6	452.1	444.9	447.0
Other	90.5	87.6	88.1	90.9	73.8	72.4	78.0	78.6	76.7	84.8
Customer revenue	1,086.5	1,104.3	1,103.1	1,111.0	1,127.4	1,136.0	1,157.0	1,173.0	1,190.7	1,227.3
Switched access and subsidy	146.0	148.1	155.7	157.1	155.8	155.0	165.2	173.7	168.0	175.6
Total revenue	$1,232.6	$1,252.5	$1,258.8	$1,268.1	$1,283.2	$1,290.9	$1,322.3	$1,346.7	$1,358.7	$1,403.0

Adjustments
Local and long distance services	$-	$4.6	$3.1	$4.1	$4.7	$6.7	$6.7	$7.1	$7.1	$7.1
Data and internet services	(2.9)	(5.4)	(2.5)	(6.8)	(8.7)	(6.7)	(7.0)	(6.5)	(7.9)	(6.1)
Other	(1.9)	(7.3)	(9.3)	(6.0)	(4.6)	(7.0)	(7.0)	(8.2)	(6.7)	(8.3)
Customer revenue	(4.8)	(8.2)	(8.8)	(8.7)	(8.7)	(6.9)	(7.4)	(7.5)	(7.6)	(7.4)
Switched access and subsidy	4.8	8.2	8.8	8.7	8.7	6.9	7.4	7.5	7.6	7.4
Total revenue	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-

										Schedule C
										(continued)
Frontier Communications Corporation
Revenue Reclassifications

(Amounts in millions, except per customer amounts)

For the Quarter Ended:
	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010	7/1/2010

Segmentation
As Reported
Business	$574.5	$581.1	$576.8	$584.9	$592.0	$582.0	$588.1	$591.3	$587.6	$600.9
Residential	516.9	531.4	535.1	534.8	544.1	560.9	576.3	589.2	610.7	633.8
Customer revenue	1,091.4	1,112.5	1,111.9	1,119.7	1,136.1	1,142.9	1,164.4	1,180.5	1,198.3	1,234.7
Switched access and subsidy	141.2	140.0	146.9	148.3	147.0	148.0	157.8	166.2	160.4	168.3
Total revenue	$1,232.6	$1,252.5	$1,258.8	$1,268.1	$1,283.2	$1,290.9	$1,322.3	$1,346.7	$1,358.7	$1,403.0

As Revised
Business	$564.9	$573.0	$569.1	$569.1	$575.9	$573.5	$577.4	$574.3	$576.7	$590.4
Residential	521.6	531.3	534.0	541.9	551.5	562.5	579.6	598.7	614.0	636.9
Customer revenue	1,086.5	1,104.3	1,103.1	1,111.0	1,127.4	1,136.0	1,157.0	1,173.0	1,190.7	1,227.3
Switched access and subsidy	146.0	148.1	155.7	157.1	155.8	155.0	165.2	173.7	168.0	175.6
Total revenue	$1,232.6	$1,252.5	$1,258.8	$1,268.1	$1,283.2	$1,290.9	$1,322.3	$1,346.7	$1,358.7	$1,403.0

Adjustments
Business	$(9.5)	$(8.1)	$(7.7)	$(15.8)	$(16.1)	$(8.5)	$(10.7)	$(17.0)	$(10.9)	$(10.5)
Residential	4.7	(0.1)	(1.1)	7.1	7.4	1.6	3.3	9.5	3.3	3.2
Customer revenue	(4.8)	(8.2)	(8.8)	(8.7)	(8.7)	(6.9)	(7.4)	(7.5)	(7.6)	(7.4)
Switched access and subsidy	4.8	8.2	8.8	8.7	8.7	6.9	7.4	7.5	7.6	7.4
Total revenue	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-

Business ARPC
As Reported	$663.15	$659.01	$642.38	$637.07	$627.14	$600.48	$593.90	$582.10	$561.19	$561.81
As Revised	$652.14	$649.85	$633.80	$619.88	$610.14	$591.67	$583.13	$565.32	$550.81	$551.98
Adjustments	$(11.00)	$(9.16)	$(8.58)	$(17.19)	$(17.00)	$(8.81)	$(10.78)	$(16.78)	$(10.38)	$(9.83)

Residential ARPC
As Reported	$58.00	$58.72	$58.19	$57.06	$56.95	$57.52	$57.71	$57.36	$57.85	$58.34
As Revised	$58.54	$58.71	$58.07	$57.83	$57.73	$57.69	$58.05	$58.30	$58.16	$58.57
Adjustments	$0.54	$(0.01)	$(0.12)	$0.77	$0.78	$0.17	$0.34	$0.94	$0.32	$0.23

Broadband Subscribers
As Reported	1,787,561	1,782,278	1,781,295	1,775,853	1,764,160	1,754,842	1,738,670	1,730,336	1,718,959	1,711,911	1,715,454
As Revised	1,754,422	1,749,139	1,748,156	1,742,714	1,731,021	1,721,703	1,705,531	1,697,197	1,685,820	1,678,772	1,682,315
Adjustments	(33,139)	(33,139)	(33,139)	(33,139)	(33,139)	(33,139)	(33,139)	(33,139)	(33,139)	(33,139)	(33,139)